 POWERS OF ATTORNEY POWER OF ATTORNEY We, the undersigned officers and directors of GLOBAL DECS CORP. Company hereby severally constitute and appoint Willard G. Weins and Carlos Chavez, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and we hereby do ratify and confirm all that each of said attorneys-in-fact may do or cause to be done by virtue hereof. SIGNATURES GLOBAL DECS CORP. SIGNATURE TITLE DATE /S/ WILLARD G. WEINS President, Chief Executive Officer October 24 2001 -------------------- and Director (Principal Executive Officer) /S/ MURRAY JOHNS Vice President and Director October 24 2001 -------------------- (Principal Financial Officer and Principal Accounting Officer) /S/ JIMMY MITCHELL Secretary and Director October 24 2001 --------------------